EXHIBIT 99.1
                                                                    ------------


FOR IMMEDIATE RELEASE


CONTACT:
Nancy Christopherson
Velocity Express, Inc.
(713) 867-5080
nchristopherson@velocityexp.com
-------------------------------



           JEFF PARELL NAMED CEO OF UNITED SHIPPING & TECHNOLOGY, INC.

MINNEAPOLIS, MN - JANUARY 26, 2001 - Peter Lytle, Chairman of United Shipping & Technology, Inc., (US&T; Nasdaq: USHP) today announced that he has stepped aside as CEO of US&T as part of the Company's efforts to consolidate work groups and operations management. Jeff Parell will assume the office of CEO and will report to the Board of Directors. He will retain his duties as President and CEO of Velocity Express, the Company's primary operating subsidiary. Mr. Lytle will remain as Chairman.

"This is an excellent time to make this transition," Mr. Lytle stated. "Jeff is a strong, purposeful leader with excellent strategic vision and tactical implementation skills. Since he joined our team last quarter, he has demonstrated to the Board that he can lead our organization effectively. As Chairman, I will continue to work with Jeff and the Board to achieve our goals."

"I am delighted with this appointment and appreciate the confidence the Board has in my abilities to establish a unified, profitable organization," Mr. Parell said. "I look forward to working with Peter as we continue to strengthen US&T's operations."

Mr. Parell joined United Shipping & Technology, Inc. in October of 2000. He was formerly the President of the North American Rental Group of AutoNation, Inc., a $2.9 billion division, where he was responsible for rental operations, as well as for the integration of Alamo Rent-a-Car and National Car Rental into the AutoNation network. Previously, he also served as Divisional Vice President, Executive Vice President - operations, and President and Chief Operating Officer, National Car Rental, Inc.

Since Mr. Lytle joined US&T, the company's revenues increased to more than one-half billion dollars. As Chairman, he will continue to direct several key functions, including investor relations, regulatory compliance, corporate governance and fund raising.

                                      # # #

ABOUT UNITED SHIPPING & TECHNOLOGY
         US&T, through its subsidiary Velocity Express, Inc., is the largest nationally integrated supplier of same-day delivery and logistics services in North America, providing customized transportation services to key Fortune 500 companies and others across several vertical industries including: financial institutions; healthcare; petrochemical; computers and electronics; and e-commerce. Among the company's customers are Bank of America, McKesson Corporation, BP Amoco, and Dow Chemical. The company offers customized delivery solutions for same-day, time-critical shipping through a network of approximately 11,500 employees and independent contractors, 10,000 vehicles and 210 facilities.
         US&T's mission is to grow market share by providing a higher level of service and logistical support to customers through the use of sophisticated and proprietary advanced technology, while at the same time bringing a new dimension to interactive commerce and information retrieval. For more information, visit the company's web site at www.u-s-t.com.

ABOUT VELOCITY EXPRESS
         Velocity Express provides the industry's most extensive array of delivery services, including on demand, scheduled, distribution, e-commerce delivery, supply chain management solutions, worldwide air courier/next available flight, warehousing and fulfillment, on-site services, fleet replacement and biomedical delivery. Velocity Express also offers customized third-party logistics and consulting services. For more information, visit the Velocity Express web site at www.velocityexp.com.

THIS PRESS RELEASE INCLUDES CERTAIN "FORWARD-LOOKING STATEMENTS" FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 THAT INVOLVES RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. SUCH STATEMENTS ARE BASED UPON, AMONG OTHER THINGS, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO, MANAGEMENT, INCLUDING MANAGEMENT'S OWN KNOWLEDGE AND ASSESSMENT OF UNITED SHIPPING & TECHNOLOGY'S INDUSTRY AND COMPETITION.








                                       2